Fingerhut Receivables, Inc.                                   Fingerhut Master Trust                            Monthly Report
Certificateholder's Statement                                      Series 1994-1                                        May-97

Section 5.2                                        Class A         Class B        Class C          Class D          Total

(i)   Certificate Amount                       417,608,333.33   92,050,000.00  92,050,000.00   122,728,000.00   724,436,333.33
(ii)  Certificate Principal Distributed         59,658,333.33            0.00           0.00                     59,658,333.33
(iii) Certificate Interest Distributed           2,153,147.97      498,380.43     530,086.55                      3,181,614.95
Total Distribution per $1,000 Certificate (Original Class A Certificate Amount = $715,900,000.00)
Certificate Principal Distributed per $1,000       83.3333333       0.0000000       0.0000000
Certificate Interest Distributed per $1,000         3.0076100       5.4142361       5.7586806
(iv) Principal Collections                      60,148,211.18    7,733,821.54    7,733,821.54   10,311,313.96    85,927,168.22
(v)  Imputed Yield Collections                  12,934,825.53    2,578,311.84    2,578,311.84    3,419,041.94    21,510,491.15
     Recoveries                                  1,469,259.09      323,856.80      323,856.80      430,505.57     2,547,478.26
     Interest Earned on Prefunded Accounts               0.00            0.00            0.00            0.00             0.00
	Total Imputed Yield Collections                14,404,084.62    2,902,168.64    2,902,168.64    3,849,547.51    24,057,969.41
	  Total Collections                            74,552,295.80   10,635,990.18   10,635,990.18   14,160,861.47   109,985,137.63
(vi) Aggregate Amount of Principal Receivables                                                                1,225,874,970.35
     Invested Amount (End of Month)            417,608,333.33   92,050,000.00   92,050,000.00  122,728,000.00   724,436,333.33
     Floating Allocation Percentage               34.0661441%      7.5089224%      7.5089224%     10.0114614%      59.0954503%
     Invested Amount (Beginning of Month)      477,266,666.67   92,050,000.00   92,050,000.00  122,728,000.00   784,094,666.67
     Average Daily Invested Amount                                                                              764,803,571.25
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                               76.41%      1,248,914,825.02
       30 Days to 59 Days                                     5.99%         97,844,686.47
       60 Days to 89 Days                                     3.62%         59,212,963.74
       90 Days and Over                                      13.98%        228,527,485.23
	  Total Receivables                                        100.00%      1,634,499,960.46
(viii) Aggregate Investor Default Amount                                       15,675,498.15
       As a % of Average Daily Invested Amount                                     21.37%
       (Annualized based on 365 days/year)
(ix)  Certificate Charge-Offs
      Class A                                                                        0.00
      Class B                                                                        0.00
      Class C                                                                        0.00
	Total Certificate Charge-Offs                                                       0.00
(x)   Servicing Fee
      Class A                                                                  795,444.30
      Class B                                                                  153,416.55
      Class C                                                                  153,416.55
      Class D                                                                  204,546.65
	 Total Servicing Fee                                                        1,306,824.05
(xi)  Pool Factor
      Class A                                                                   0.5000000
      Class B                                                                   1.0000000
      Class C                                                                   1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                        0.00
      Class C                                                                        0.00
      Class D  ** Everything was reimbursed by the end of the fiscal month   2,770,328.11
(xiii) Excess Funding Account Balance                                                0.00
       Prefunding Account Balance                                                    0.00
(xiv) Class C Trigger Event Occurrence                                               None
      Class C Reserve Amount                                                          N/A
Average Net Portfolio Yield                                                      11.4300%
Minimum Base Rate                                                                 8.1267%